SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Allied Waste Industries, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

☑    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

ALLIED WASTE INDUSTRIES, INC.

15880 North Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona 85260

                          , 2003

Dear Stockholder:

      You are cordially invited to attend a Special Meeting of Stockholders of Allied Waste Industries, Inc., which will be held on                     ,                           , 2003 at            a.m. at the                               . The formal Notice of Special Meeting and Proxy Statement, fully describing the matter to be acted upon at the meeting, appear on the following pages.

      The only matter scheduled to be considered at the meeting is a proposal to amend Allied Waste’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

      The board of directors recommends the approval of the proposal being presented at the special meeting as being in the best interest of Allied Waste and its stockholders. We urge you to read the proxy statement and give the proposal your careful attention before completing the enclosed proxy card.

      Your vote is important regardless of the number of shares you own. Please be sure you are represented at the meeting, whether or not you plan to attend, by signing, dating and mailing the proxy card promptly. A postage-paid return envelope is enclosed for your convenience. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy.

Sincerely yours,

/s/ THOMAS H. VAN WEELDEN

Thomas H. Van Weelden
Chairman of the Board
and Chief Executive Officer

ALLIED WASTE INDUSTRIES, INC.

15880 North Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona 85260

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held                         , 2003

       Notice is hereby given that a special meeting (the “Special Meeting”) of the stockholders of Allied Waste Industries, Inc., a Delaware corporation (the “Company”), will be held at                               , on                               ,                     , 2003 at                                                             ,                               , for the following purpose:

1.	To approve an amendment to the Restated Certificate of Incorporation of Allied Waste to increase the number of authorized shares of common stock from 300,000,000 to 525,000,000.

      The Special Meeting may be postponed or adjourned from time to time (including to obtain a quorum or solicit additional votes in favor of the proposal), and at any reconvened meeting action on the proposed amendment to the Restated Certificate of Incorporation may be taken without further notice to stockholders unless required by our Bylaws.

      A record of the stockholders has been taken as of the close of business on                               , 2002 and only those stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available commencing                               , 2002 and may be inspected prior to the Special Meeting during normal business hours at the Company’s corporate headquarters.

      Your participation in the Special Meeting is important. To ensure your representation, if you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed prepaid-postage envelope which has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

By Order of the Board of Directors,

/s/ THOMAS H. VAN WEELDEN

Thomas H. Van Weelden
Chairman of the Board
and Chief Executive Officer

                              , 2002

ALLIED WASTE INDUSTRIES, INC.

15880 North Greenway - Hayden Loop, Suite 100
Scottsdale, Arizona 85260

PROXY STATEMENT

REGARDING

THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD

                    , 2003

This proxy statement is being mailed to stockholders commencing on or about                     , 2002, in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Allied Waste Industries Inc., a Delaware corporation (the “Company”), of proxies to be voted at the special meeting of stockholders (the “Special Meeting”) to be held in Scottsdale, Arizona on                               ,                     , 2003, and upon any adjournment, for the purposes set forth in the accompanying notice.

      Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holder of the proxies. Abstentions and broker non-votes will be treated as present at the meeting for purposes of determining a quorum, but will be disregarded in the calculation of total votes cast. Broker non-votes will be treated as not present and not entitled to vote on any matter as to which the broker has indicated that it does not have authority to vote. Any proxy on which no direction is specified will be voted FOR the amendment to our Restated Certificate of Incorporation to increase our authorized common shares to 525,000,000 shares. A stockholder may revoke a proxy by: (1) delivering to the Company written notice of revocation, (2) delivering to the Company a proxy signed on a later date or (3) appearing at the Special Meeting and voting in person.

      The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone.

OUTSTANDING VOTING SECURITIES

      As of                     , 2002, the record date (the “Record Date”) for the determination of stockholders entitled to vote at the Special Meeting, there were issued, outstanding and entitled to vote                               shares of the common stock, par value $.01 per share (the “Common Stock”), each entitled to one vote, and 1,000,000 shares of Series A Senior Convertible Preferred Stock (“Preferred Stock”), par value $0.10 per share (the “Preferred Stock”), entitled to an aggregate of                               votes.

REQUIRED VOTE

      The presence at the Special Meeting, in person or by proxy, of holders of shares of Common Stock and Preferred Stock entitled to cast a majority of the votes which may be cast by all shares of Common Stock and Preferred Stock entitled to vote at the meeting will constitute a quorum.

      Approval of the proposal to amend our Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of Common Stock and Preferred Stock, voting together as a single class, at a meeting. It is the intention of the Board of Directors, management and the preferred stock holders to vote in favor for this amendment.

PURPOSE OF THE MEETING

      The only purpose of the Special Meeting is for our stockholders to consider and act upon the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 300,000,000 to 525,000,000.

Proposal to Amend Restated Certificate of Incorporation to

Increase Authorized Common Stock

      The Board of Directors has approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of Common Stock which we are authorized to issue from 300,000,000 shares to 525,000,000 shares. The Board of Directors has determined that this amendment is advisable and in the best interests of the Company, and its stockholders.

      At the Special Meeting, stockholders will be asked to consider and vote upon this amendment. The Board of Directors recommends that stockholders vote FOR the amendment.

Reasons for the Amendment

      Currently, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. Of the 300,000,000 shares of Common Stock authorized, as of the Record Date, there were 196,330,549 shares issued and outstanding, 24,638,917 shares reserved for issuance upon the exercise of outstanding options and warrants, and 67,057,187 shares reserved for issuance upon the conversion of shares of the Preferred Stock. Consequently, the Company has approximately 11,973,347 shares of Common Stock available for general corporate purposes. As a general matter, the Board of Directors does not believe this is an adequate number of shares to assure that there will be sufficient shares available for issuance in connection with possible future awards under employee benefit plans, stock dividends, stock splits, future acquisitions, equity and equity-based financings and other corporate purposes. Therefore, the Board of Directors has proposed the increase in authorized shares of Common Stock as a means of providing it with the flexibility to act with respect to the issuance of Common Stock or securities exercisable for, or convertible into, Common Stock in circumstances which it believes will advance the interests of the Company and its stockholders without the delay of seeking an amendment to the Restated Certificate of Incorporation at that time.

      The Board of Directors has no current specific plans to authorize the issuance of additional shares of Common Stock, except in connection with possible future awards under employee benefit plans. As discussed in the Company’s 2001 Annual Report, the Company has a financing plan which contemplates the possibility of various financing alternatives including potential capital market transactions. In connection with the Company’s overall financing plan, from time to time, the Board of Directors has considered the issuance of Common Stock or securities convertible into Common Stock. If stockholders approve the amendment to the Restated Certificate of Incorporation, then the Board of Directors would have more flexibility to pursue opportunities to engage in possible future capital markets transactions involving Common Stock or securities convertible into Common Stock. However, at this time, no decision to proceed with any such transaction has been made and no determination as to the type or amount of securities that might be offered has been made, should a possible future transaction be pursued.

Ability of Board to Issues Shares; Certain Issuances Requiring Stockholder Approval

      If the amendment is approved by stockholders, the additional shares of Common Stock authorized by the amendment may be issued from time to time upon authorization by the Board of Directors, without further approval by stockholders unless required by applicable law of the rules of the New York Stock Exchange. Shares may be issued for such consideration as the Board of Directors may determine and as may be permitted by applicable law.

      The rules of the New York Stock Exchange generally require the approval of shares representing a majority of the votes cast (assuming the presence of a quorum) for the issuance of shares of Common Stock (or securities convertible into or exercisable for Common Stock) under certain circumstances, including if the issuance

•	will result in a change of control of the Company,

•	involves a transaction or series of transactions resulting in the issuance of shares having 20 percent or more of the voting power outstanding before the issuance or a number of shares equal to or in excess of 20 percent of the number of shares of Common Stock outstanding before the issuance of securities (however, stockholder approval is not required for issuance involving any public offering for cash or any bona fide private financing involving a sale of Common Stock for cash at a price at least as great as each of the book and market value of the Common Stock or involving the sale of securities convertible into or exercisable for Common Stock for cash if the conversion or exercise price is at least as great as each of the book and market value of the Common Stock),

•	is in connection with a new stock option or purchase plan or any other arrangement pursuant to which officers or directors may acquire stock, subject to a number of exceptions, including pursuant to a broadly based plan, where options or shares are issued as an inducement to entering into an employment contract, or pursuant to certain plans limiting issuance of shares to a single officer or director to no more than 1 percent, or

•	is to a director, officer or certain substantial security holders of the Company and involves more than 1 percent of the number of shares of Common Stock or 1 percent of the voting power outstanding before the issuance.

      In addition, the New York Stock Exchange has proposed a rule which would require stockholder approval of all new equity-compensation plans other than inducement options, plans relating to mergers or acquisitions, and tax qualified and excess benefit plans. This rule is expected to become effective in the near future.

Certain Effects of the Amendment

      The increase in authorized shares is not being proposed as a means of preventing or dissuading a change in control or takeover of the Company. However, use of these shares for such a purpose is possible. Shares of authorized but unissued or unreserved Common Stock and Preferred Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

      The holders of Common Stock are not entitled to preemptive rights with respect to the issuance of additional shares of Common Stock or securities convertible into or exercisable for Common Stock. Accordingly, the issuance of additional shares of Common Stock or such other securities might dilute the ownership and voting rights of stockholders.

      The proposed amendment to the Restated Certificate of Incorporation does not change the terms of the Common Stock. The additional shares of Common Stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the shares of Common Stock now authorized.

      If approved by stockholders, it is anticipated that the amendment to the Restated Certificate of Incorporation will become effective as soon as practicable after the Special Meeting.

      The Board of Directors recommends a vote for the proposal to amend the Restated Certificate of Incorporation to increase our authorized common stock.

OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information, derived from filings with the Securities and Exchange Commission and other public information, regarding the beneficial ownership of the Company’s Common Stock and Preferred Stock at November 26, 2002 by: (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock or the outstanding shares of Preferred Stock, (ii) each of our directors, and of our Chief Executive Officer, each of our four other most highly compensated executive officers serving at the end of the fiscal year ended December 31, 2001 and our former Chief Operating Officer (who was not serving at December 31, 2001, but whose compensation would have otherwise been one of the four highest), and (iii) all current directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock listed.

	Shares Beneficially Owned

	Preferred	Common			Combined
Name of Person or Identity of Group(1)	Stock	Stock	Total		Percentage

Thomas H. Van Weelden	—	4,170,229	4,170,229	(2)	1.6%
Apollo Investment Fund III, L.P.
Apollo Overseas Partners III, L.P.
Apollo (U.K.) Partners III, L.P.
Apollo Investment Fund IV, L.P.
Apollo Overseas Partners IV, L.P.
Apollo/ AW LLC
c/o Apollo Advisors, II, L.P.	29,988,562	17,119,579	47,108,141	(3)	17.8%
Two Manhattanville Road
Purchase, New York 10577
Blackstone Capital Partners II and III
Merchant Banking Fund L.P.
Blackstone Offshore Capital Partners II and III L.P.
Blackstone Family Investment Partnership II and III L.P.
c/o Blackstone Management Associates II L.L.C.	23,854,538	9,231,868	33,086,406	(4)	12.5%
345 Park Avenue, 31st Floor
New York, New York 10154
Capital Research and Management Company	—	28,040,000	28,040,000	(5)	10.6%
333 South Hope Street
Los Angeles, CA 90071
DLJ Stockholders	7,497,141	—	7,497,141	(6)	2.8%
Greenwich Stockholders	6,815,582	—	6,815,582	(7)	2.6%
Alex. Brown Investment Manager	—	16,646,000	16,646,000	(8)	6.3%
217 E. Redwood Street, #1400
Baltimore, MD 21202
Franklin Advisers, Inc.	—	10,064,000	10,064,000	(9)	3.8%
Leon D. Black	29,988,562	17,171,946	47,160,508	(10)	17.8%
Robert Agate	—	57,074	57,074	(11)	*
Peter S. Hathaway	—	678,750	678,750	(12)	*
Michael Gross	29,988,562	17,206,709	47,195,271	(10)	17.8%
Dennis Hendrix	—	111,539	111,539	(13)	*
Nolan Lehmann	—	134,437	134,437	(14)	*
Howard A. Lipson	23,854,538	9,306,868	33,161,406	(15)	12.5%

	Shares Beneficially Owned

	Preferred	Common			Combined
Name of Person or Identity of Group(1)	Stock	Stock	Total		Percentage

Antony P. Ressler	29,988,562	17,209,989	47,198,551	(10)	17.8%
Roger A. Ramsey	—	1,440,388	1,440,388	(16)	*
Warren B. Rudman	—	85,969	85,969	(13)	*
Steven M. Helm	—	574,000	574,000	(17)	*
Thomas W. Ryan	—	339,500	339,500	(18)	*
Donald W. Slager	—	686,650	686,650	(19)	*
Larry D. Henk	—	835,687	835,687	(20)	*
J. Tomilson Hill	23,854,538	9,241,868	33,096,406	(15)	12.5%
All Directors and executive officers as a group (18 persons) (2), (3), and (10)-(20)	—	89,623,677	89,623,677		33.2%

*	Does not exceed one percent.

(1)	Unless otherwise indicated, the address of each person or group listed above is 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260.

(2)	Includes 1,925,000 shares of Common Stock that may be acquired on the exercise of options and 1,600,000 unvested shares of restricted stock.

(3)	Represents shares held by Apollo Investment Fund III, LP (21,686,120 shares, representing 8.2%), Apollo Overseas Partners III, LP (1,389,013 shares, representing 0.5%), Apollo (UK) Partners III, LP (860,028 shares, representing 0.3%), Apollo Investment Fund IV, LP (19,368,181 shares, representing 7.3%), Apollo Overseas Partners IV, LP (1,078,566 shares, representing 0.4%), and Apollo/AW LLC (2,726,233 shares, representing 1.1%), (collectively, the “Apollo Investors”). Apollo Advisors II, LP, Apollo Advisors IV, LP and/or Apollo Management, LP (and together with affiliated investment managers, “Apollo Advisors”) serves as general partner and/or manager for each of the Apollo Investors, each of which is affiliated with one another. Messrs. Black, Gross, and Ressler are principals of Apollo Advisors and each disclaims beneficial ownership of the indicated shares.

(4)	Represent shares held by Blackstone Management Associates II L.L.C. (“Blackstone Associates”) serves as general partner for each of Blackstone Capital Partners II Merchant Banking Fund L.P. (18,916,007 shares, representing 7.1%), Blackstone Offshore Capital Partners II L.P. (3,507,259 shares, representing 1.3%), Blackstone Family Investment Partnership II L.P. (1,431,272 shares, representing 0.5%) Blackstone Capital Partners III Merchant Banking Fund L.P. (6,611,545 shares, representing 2.5%), Blackstone Offshore Capital Partners III L.P. (1,962,386 shares, representing 0.7%) and Blackstone Family Investment Partnership III L.P. (657,937 shares, representing 0.2%) (collectively, the “Blackstone Investors”). Messrs. Lipson and Hill are Managing Directors of Blackstone Associates and each disclaims beneficial ownership of the shares owned by the Blackstone Investors.

(5)	Based on the Schedule 13G filed with the Securities and Exchange Commission by the Capital Research and Management Company.

(6)	The DLJ Stockholders are DLJMB Funding II, Inc., a Delaware corporation, DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership, DLJ Merchant Banking Partners II-A, L.P., a Delaware limited partnership, DLJ Diversified Partners, L.P., a Delaware limited partnership, DLJ Diversified Partners-A.L.P., a Delaware limited partnership, DLJ Millennium Partners, L.P., a Delaware limited partnership, DLJ Millennium Partners-A.L.P., a Delaware limited partnership, DLJ First ESC L.P., a Delaware limited partnership, DLJ Offshore Partners II, C.V., a Netherlands Antilles limited partnership (“Offshore II”), DLJ EAB Partnership, L.P., a Delaware limited partnership and DLJ ESC II L.P., a Delaware limited partnership and various individuals. Each of the DLJ Stockholders other than Offshore II has a business address c/o DLJ Merchant Banking II, Inc., 277 Park Avenue, New York, New York 10172. Offshore II has a business address c/o John B. Gorsirawig, 14 Willemsted, Curacao, Netherlands Antilles. Each of the DLJ Stockholders is affiliated with Donaldson, Lufkin & Jenrette, Inc. a Delaware corporation. The DLJ Stockholders own 110,000 shares of the Series A Senior Convertible Preferred Stock, which represents 11.0% of the Preferred Stock. The foregoing is based on a Schedule 13D filed on behalf of the DLJ Stockholders with the Securities and Exchange Commission.

(7)	The Greenwich Stockholders are Greenwich Street Capital Partners II, L.P., a Delaware limited partnership, GSCP Offshore Fund, L.P., a Cayman Islands exempted limited partnership, Greenwich Fund, L.P., a Delaware limited partnership, Greenwich Street Employees Fund, L.P., a Delaware limited partnership, TRV Executive Fund, L.P., a Delaware limited partnership. Each of the Greenwich Stockholders has a business address c/o Greenwich Street Investment II, L.L.C., 388 Greenwich Street, New York, New York 10013, which is the general partner of each of the Greenwich Stockholders. Alfred C. Eckert III, Keith W. Abell and Sanjay H. Patel are the managing members of Greenwich Street Investment II, L.L.C. The Greenwich stockholders own 100,000 shares of the Series A Senior Convertible Preferred Stock, which represents 10.0% of the Preferred Stock. The foregoing is based on a Schedule 13D filed on behalf of the Greenwich Stockholders with the Securities and Exchange Commission.

(8)	Based on the Schedule 13G filed with the Securities and Exchange Commission by Alex. Brown Investment Management

(9)	Based on Schedule 13F filed by Franklin Advisers, Inc.

(10)	Includes (i) 47,108,141 shares beneficially owned by the Apollo Investors, and (ii) 75,000, 75,000 and 45,000 shares that may be acquired on the exercise of options by each of Messrs. Gross, Ressler and Black, respectively. Each of Messrs. Black, Gross, and Ressler disclaims beneficial ownership of shares owned by Apollo.

(11)	Includes 45,000 shares of Common Stock that may be acquired on the exercise of options.

(12)	Includes 337,500 shares of common stock that may be acquired on the exercise of options and 340,000 unvested shares of restricted stock.

(13)	Includes 75,000 shares of Common Stock that may be acquired on the exercise of options.

(14)	Includes 92,500 shares of Common Stock that may be acquired on the exercise of options.

(15)	Includes (i) 33,086,406 shares beneficially owned by the Blackstone Investors, and (ii) 75,000 and 10,000 shares that may be acquired on the exercise of options by Messrs. Lipson and Hill, respectively. Each of Messrs. Lipson and Hill disclaims beneficial ownership of shares owned by Blackstone.

(16)	Includes 1,180,000 shares of Common Stock that may be acquired on the exercise of options.

(17)	Includes 361,500 shares of Common Stock that may be acquired on the exercise of options and 212,000 unvested shares of restricted stock.

(18)	Includes 250,000 shares of Common Stock that may be acquired on the exercise of options and 87,500 unvested shares of restricted stock.

(19)	Includes 340,000 shares of Common Stock that may be acquired on the exercise of options and 345,350 unvested shares of restricted stock.

(20)	Includes 815,800 shares of Common Stock that may be acquired on the exercise of options. On October 30, 2001, Mr. Henk resigned as President and Chief Operating Officer of the Company.

MISCELLANEOUS MATTERS

      Recent Events. On November 22, 2002, Thomas H. Van Weelden repaid in full a $2.3 million loan from the Company by tendering 232,390 shares of Common Stock. The tendered shares represent approximately 5% of Mr. Van Weelden’s ownership in the Company. The loan was made to Mr. Van Weelden in 1996 for the purpose of acquiring 246,154 shares of Allied Waste common stock at the market price at that time. Mr. Van Weelden has no other outstanding obligations to the Company.

      On December 2, 2002, the Board of Directors of Allied Waste appointed James W. Crownover and Lawrence V. Jackson to its Board of Directors. Mr. Jackson will commence his term on January 1, 2003. Separately, December 2, 2002, Roger A. Ramsey announced his retirement from the Allied Waste Board of Directors. The Board will be comprised of 12 members as of January 2, 2003.

      Mr. Crownover completed a 30-year career with McKinsey & Company, Inc. in 1998. He headed the firm’s Southwest practice for many years, and also co-headed the firm’s worldwide energy practice. In addition, he served as a member of the McKinsey’s Board of Directors. Mr. Crownover is a graduate of Rice University and received a Masters of Business Administration degree from Stanford Graduate School of Business. He is a member of the Boards of Directors of Unocal Corporation, Great Lakes Chemical Corporation, and Weingarten Realty Investors.

      Mr. Jackson is Senior Vice President — Supply Operations for Safeway, Inc., which he joined in 1997. Previously, Mr. Jackson worked for PepsiCo, Inc. from 1981 to 1997 in various positions of increasing responsibility, most recently as Senior Vice President, Worldwide Operations — PepsiCo Food Systems. He is a graduate of Harvard University and the Harvard Business School, where he earned a Masters of Business Administration degree in Marketing. Mr. Jackson is a member of the Board of Directors of Radio Shack Corporation.

      Mr. Roger A. Ramsey has retired from the Allied Waste Board to focus his time and efforts in his capacity as Chairman of the Board of Directors of VeriCenter, Inc., a leading enterprise managed services provider recently recognized as the second-fastest growing technology company in the Houston Metro area. Mr. Ramsey founded Allied Waste in 1989 and served as Chief Executive Officer until 1997 and Chairman of the Board until 1998. He also co-founded Browning-Ferris Industries, Inc. in 1968.

      Other. We pay the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of mail, proxies may be solicited personally by telephone or by the Company employees without additional compensation. We pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals.

      Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the 2003 Annual Meeting of stockholders is required to submit such proposals to the Company on or before December 31, 2002. To be eligible to be considered at an annual meeting of stockholders of the Company, a stockholder proposal must be made in a timely manner. Under our Bylaws, in order for a stockholder proposal to be timely a notice must be given to the Company no more than 120 days and no less than 75 days before the anniversary date of the immediate preceding annual meeting of stockholders. However, if the date of the annual meeting has been changed to more than 30 days before the anniversary date or more than 60 days after this date, notice must be received by the Company on the later of the 75th day before the scheduled date of the annual meeting of the 15th day following the date on which the first public announcement of the meeting is made by the Company. Any stockholder proposals included in the Company’s proxy solicitation materials for its 2003 Annual meeting or otherwise to be considered at such meeting shall be subject to the requirements of our Bylaws and the proxy rules adopted under the federal securities laws.

      No other business other than consideration of the amendment to the Restated Certificate of Incorporation will be considered or acted upon at the Special Meeting.

      No stockholder of the Company, whether voting for or against the amendment to our Restated Certificate of Incorporation of abstaining, will be entitled to appraisal rights or the right to receive cash for shares under Delaware law or otherwise.

By Order of the Board of Directors

/s/ THOMAS H. VAN WEELDEN

Thomas H. Van Weelden
Chairman of the Board
and Chief Executive Officer

ALLIED WASTE INDUSTRIES, INC.	PROXY

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS                     , 2003

      The undersigned hereby appoints Thomas H. Van Weelden and Steven M. Helm as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and note, as designated on the reverse side of this proxy card, all shares of Common and Preferred Stock of Allied Waste Industries, Inc. (the “Company”) held of record by the undersigned on                     , 2002, at the Special Meeting of Stockholders to be held on                     , 2003, or any adjournment thereof.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

PLEASE DATE, MARK, SIGN AND MAIL YOUR

PROXY CARD BACK AS SOON AS POSSIBLE!
SPECIAL MEETING OF STOCKHOLDERS
ALLIED WASTE INDUSTRIES, INC.

                    , 2003

— Please Detach and Mail in the Envelope Provided —

PLEASE MARK YOUR PROXY CARDS AS IN THIS EXAMPLE. ☒

1.	Approval of the amendment to the Restated Certificate of Incorporation of Allied Waste Industries, Inc. to increase the number of authorized shares of Common Stock from 300,000,000 to 525,000,000.

☐ FOR                    ☐ AGAINST                    ☐ WITHHELD

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL .

      STOCKHOLDERS ARE URGED TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURE(S)	DATE

NOTE: Please sign exactly as name or names hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.